Exhibit 99


                                                      CONTACT:
                                                      James C. Rowan, Jr.
                                                      Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                                 HSB GROUP, INC.
                          REPORTS THIRD QUARTER RESULTS

HARTFORD, Conn., OCTOBER 24, 2000 - HSB Group, Inc. (NYSE: HSB) today reported a net loss for the third quarter of $18.0 million or $.62 per share, compared to net income of $18.8 million or $.64 per share, for the third quarter of 1999.

Results for the third quarter include an extraordinary charge of $.34 per share associated with the early extinguishment of debt. The results also include a charge of $20.7 million pretax or $.58 per share with respect to the special risk insurance business generated by the company's London-based affiliate, Engineering Insurance Limited. This charge includes provisions for future claims and certain other expenses as well as a non-tax-deductible write-down with respect to the goodwill impairment of that business.

Chairman, President and Chief Executive Officer Richard H. Booth said: "While our domestic commercial equipment breakdown insurance business continues to perform very well, the Global Special Risk business has been adversely affected by a challenging environment. The actions we are taking position our special risk business appropriately while we work to achieve improved pricing, terms and conditions."

Also contributing $.53 per share to the loss for the quarter was adverse loss experience in the company's Global Special Risk segment. The claims associated with this experience occurred after July 1, 2000, and totaled $23.2 million after reinsurance recoveries of $24.5 million. The majority of the gross loss experience related to international risks. The insurance combined ratio for the quarter was 121.5 percent excluding the $20.7 million pretax charge.

Net Engineering Services revenues for the quarter increased 26.5 percent over the third quarter of 1999. The Engineering Services margin was 6.5 percent compared to 3.6 percent in 1999. On September 29, 2000, HSB Group, Inc sold its 51 percent interest in Integrated Process Technologies (IPT) to Enron Energy Services Operations, Inc. In a related transaction, HSB completed the sale of a call option the company held on an additional 29 percent interest in IPT to the other 49 percent holder in IPT. HSB recognized a pretax gain of $9.8 million or $.22 per share from these transactions.

Income from investment operations was $31.3 million compared to $30.0 million in the third quarter of 1999. Realized gains for the quarter were $.35 per share in 2000 and $.30 per share in 1999.

On August 18, 2000, American International Group, Inc. (NYSE: AIG) and HSB Group, Inc. (NYSE: HSB) announced that they had entered into a definitive agreement whereby AIG would acquire 100 percent of the outstanding stock of HSB Group, Inc. The proposed transaction with AIG is progressing as expected. A special meeting of HSB Group, Inc. shareholders to consider and vote on the proposed transaction will be held on Monday, November 6, 2000. At the request of AIG, a public hearing on the matter has been scheduled by the Insurance Commissioner of the State of Connecticut for November 8, 2000.

On September 7, 2000, HSB Group, Inc. announced an agreement with Employers Reinsurance Corporation (a subsidiary of General Electric Capital Securities Services, Inc.) to redeem $300 million in convertible capital securities for a price of $315 million plus accrued interest. This action resulted in an extraordinary loss of $.34 per share. On September 14, 2000, AIG loaned $315 million to HSB the proceeds of which were used to redeem the convertible capital securities. The five-year term loan to HSB was made in connection with the previously announced definitive agreement for AIG to acquire 100 percent of the outstanding stock of HSB.

HSB Group, Inc., the parent company of The Hartford Steam Boiler Inspection and Insurance Company, is a global provider of specialty insurance products, engineering services and management consulting. The Hartford Steam Boiler Inspection and Insurance Company was founded in 1866 to provide loss prevention and insurance to businesses, industries and institutions. For more information about HSB, visit its web site at www.hsb.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are management's estimates, assumptions and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various Securities and Exchange Commission filings made periodically by the company, may cause the company's actual results and performance to differ materially. Investors and prospective investors should read this news release in conjunction with the company's most recent Form 10-K, Form 10-Q and other documents filed with the Securities and Exchange Commission.

Summary of Operations
In millions, except per share amounts

                                                                         Quarter        Percent        Year-To-Date      Percent
                                                                   Ended September 30,   Change    Ended September 30,    Change

                                                                     2000        1999                2000         1999
------------------------------------------------------------------------------------------------------------------------------------
Gross earned premiums                                               $157.2      $200.6    -21.6%    $515.7       $616.3    -16.3%
Ceded premiums                                                        51.4       107.9               219.2        333.4
                                                                   -----------------------------------------------------------
   Insurance premiums                                               $105.8      $ 92.7              $296.5       $282.9
Claims and adjustment expenses                                        74.0        44.5               150.9        120.7
Policy acquisition expenses                                           23.3        21.6                64.8         65.5
Underwriting and inspection expenses                                  31.3        24.4                88.7         72.6
                                                                 -----------------------------------------------------------
   Insurance operating gain (loss)                                  $(22.8)     $  2.2              $ (7.9)      $ 24.1
                                                                 -----------------------------------------------------------
      Loss ratio*                                                     70.0%       48.1%               50.9%        42.7%
      Expense ratio*                                                  51.5%       49.6%               51.7%        48.8%
      Combined ratio*                                                121.5%       97.7%              102.6%        91.5%
Engineering services revenues                                       $ 38.7      $ 30.6     26.5%    $115.9       $ 86.0     34.8%
Engineering services expenses                                         36.2        29.5               107.8         80.3
                                                                 -----------------------------------------------------------
   Engineering services operating gain                              $  2.5      $  1.1              $  8.1       $  5.7
                                                                 -----------------------------------------------------------
      Engineering services operating margin*                           6.5%        3.6%                7.0%         6.6%

Investment income, net of related interest expense                  $ 16.0      $ 16.5     -3.0%    $ 46.5       $ 48.8     -4.7%
Realized investment gains                                             15.3        13.5                38.8         30.8
                                                                 -----------------------------------------------------------
   Income from investment operations                                $ 31.3      $ 30.0              $ 85.3       $ 79.6
                                                                 -----------------------------------------------------------
Interest expense                                                       1.5         0.6                 2.6          1.6
Provision for international large risk business charges               20.7         -                  20.7          -
Gain on sale of interests in Integrated Process Technologies, LLC      9.8         -                   9.8          -
                                                                 -----------------------------------------------------------
Income (loss) before income taxes and distributions on capital
   securities of subsidiary trusts                                  $ (1.4)     $ 32.7              $ 72.0       $107.8
Income taxes                                                           2.6         9.3                27.1         31.6
Distribution on capital securities of subsidiary trusts, net of
   tax                                                                 4.1         4.6                13.5         13.6
                                                                 -----------------------------------------------------------
Income (loss) before extraordinary item                             $ (8.1)     $ 18.8              $ 31.4       $ 62.6
Loss on extinguishment of capital securities of subsidiary
   Trust II, net of tax                                                9.9         -                   9.9          -
                                                                 -----------------------------------------------------------
Net income (loss)                                                   $(18.0)     $ 18.8              $ 21.5       $ 62.6
                                                                  ===========================================================
Earnings (loss) per common share-assuming dilution:
   Income (loss) before extraordinary item                          $ (0.28)**  $  0.64             $  1.08      $  2.10
   Net income (loss)                                                $ (0.62)**  $  0.64             $  0.74      $  2.10

Dividends declared per common share                                 $  0.44     $  0.44             $  1.32      $  1.28
Average common shares outstanding and common stock
   equivalents                                                        28.8        34.7                29.1         34.6
----------------------------------------------------------------------------------------------------------------------------
 *Computation excludes rounding
**Net loss per share computed using average common shares outstanding


Summary of Financial Position
In millions, except per share amounts
                                                             September 30, 2000      December 31, 1999
--------------------------------------------------------------------------------------------------------
 Assets
   Cash and short-term investments                              $    118.8             $    126.5
   Fixed maturities, at fair value                                   486.3                  489.8
   Equity securities, at fair value                                  384.1                  381.8
                                                              ------------------------------------------
      Cash and invested assets                                       989.2                  998.1
   Reinsurance assets                                                625.4                  850.3

   Insurance premiums receivable                                      78.5                  104.4
   Engineering services receivable                                    39.5                   39.1
   Fixed assets                                                       53.5                   58.2
   Other assets                                                      220.7                  213.1
                                                              ==========================================
      Total assets                                              $  2,006.8             $  2,263.2
                                                              ==========================================
Liabilities
   Unearned insurance premiums and ceding commissions           $    259.1             $    420.1
   Claims and adjustment expenses                                    735.3                  782.3
   Total borrowings                                                  342.6                   66.6
   Other liabilities                                                 201.3                  208.7
                                                              ------------------------------------------
      Total liabilities                                            1,538.3                1,477.7

Company obligated mandatorily redeemable
   capital securities of subsidiary Trust I
   holding solely junior subordinated deferrable
   interest debentures of the Company,
   net of unamortized discount                                       105.0                  109.0
Company obligated mandatorily redeemable
   convertible capital securities of subsidiary
   Trust II holding solely junior subordinated
   deferrable interest debentures of the
   Company                                                             -                    300.0
Shareholders' equity                                                 363.5                  376.5
                                                              ==========================================
   Total                                                        $  2,006.8             $  2,263.2
                                                              ==========================================
Shareholders' equity per common share*                          $     12.56            $     12.95
Based on common shares outstanding of                                 28.9                   29.1
--------------------------------------------------------------------------------------------------------
*Computation excludes rounding